EXHIBIT 16.1




Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read United Medicorp, Inc.'s statements included under Item 4.01 of its Form 8-K/A for February 1, 2006, and we agree with such statements concerning our firm.



Hein & Associates LLP
February 1, 2006